EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 24, 2013 relating to the consolidated financial statements of Lonestar Renewable Technologies Corp. for the years ended December 31, 2012 and 2011, in Integrated Electrical Services, Inc. Form 8-K/A to be filed with the United States Securities and Exchange Commission on May 1, 2013.

We are unaware of any events that would require any modifications to our report.

/s/ Calvetti, Ferguson & Wagner, P.C.

Calvetti, Ferguson & Wagner, P.C.

Certified Public Accountants

Houston, Texas

May 1, 2013